Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medline Inc. 2025 Omnibus Incentive Plan and Medline Inc. 2025 Employee Stock Purchase Plan of our report dated February 25, 2026, with respect to the consolidated financial statements of Medline Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
February 25, 2026